UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Denbury Resources Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 22, 2019

Commencing on May 20, 2019, the following supplemental information will be used in communicating with stockholders of Denbury Resources Inc.

The 2019 Annual Meeting of Stockholders of Denbury Resources Inc. (“Denbury” or “we”) will be held on Wednesday, May 22, 2019. By now, you should have received Denbury’s 2019 Proxy Statement. Our Proxy Statement, as filed with the Securities and Exchange Commission ("SEC") on April 24, 2019, and supplemented on May 3, 2019 and May 14, 2019, is available on our website at www.denbury.com under the “Investor Relations” link.

We are filing this supplement to inform you that, following our filing of the Supplement to Definitive Proxy Statement with the SEC on May 14, 2019, Institutional Shareholder Services Inc. published a "Proxy Alert" on May 16, 2019, which revised its Proxy Analysis & Benchmark Policy Voting Recommendations report (the “Revised Report”) with respect to our Proxy Statement. The Revised Report recommends that Denbury stockholders vote “FOR” all of the proposals presented in our Proxy Statement, including Proposal Two: Advisory Vote to Approve Named Executive Officer Compensation.

Thank you to all of our stockholders for your time and consideration in reviewing this supplemental information, as well as your ongoing support of Denbury, which is greatly appreciated.